As filed with the Securities and Exchange Commission on March 1, 2001

Registration No. 333-40422

Securities and Exchange Commission

Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Westport Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary standard industrial classification code number)	23-3020832 (I.R.S. Employer Identification Number)

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410 Seventeenth Street, Suite 2300
Denver, Colorado 80202
Telephone: (303) 573-5404
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Donald D. Wolf
Chairman of the Board and Chief Executive Officer
Westport Resources Corporation
410 Seventeenth Street, Suite 2300
Denver, Colorado 80202
Telephone: (303) 573-5404
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

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With a copy to:

Michael E. Dillard, P.C. Akin, Gump, Strauss, Hauer & Feld, L.L.P. 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 Telephone: (214) 969-2800 Facsimile: (214) 969-4343	William J. Whelan, III Cravath, Swaine & Moore Worldwide Plaza, 825 Eighth Avenue New York, New York 10019 Telephone: (212) 474-1000 Facsimile: (212) 474-3700

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          By this Post-Effective Amendment No. 1, the registrant is amending its Registration Statement on Form S-1 (File No. 333-40422), effective October 19, 2000, to reduce the number of shares of its common stock, par value $.01 per share, registered pursuant to the Registration Statement from 10,500,000 to 10,185,000 shares of Common Stock, as set forth below.

Total amount of securities registered prior to Amendment	10,500,000 shares of Common Stock
Reduced by:

Shares to be de-registered under Form S-1 Registration Statement, effective October 19, 2000 (represents shares initially registered and reserved for issuance to underwriters under an over-allotment option which was exercised in part):

315,000 shares of Common Stock
Total amount of securities registered after Amendment:	10,185,000 shares of Common Stock

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, and as authorized by Rule 478 of that Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 28, 2001.

WESTPORT RESOURCES CORPORATION

By: DONALD D. WOLF _________________________________ Donald D. Wolf Chairman and Chief Executive Officer